Exhibit 23(q)(1)
POWER OF ATTORNEY
DAVIS NEW YORK VENTURE FUND, INC.
(1933 Act No. 2-29858, 1940 Act No. 811-1701)
DAVIS SERIES, INC.
(1933 Act No. 2-57209, 1940 Act No. 811-2679)
DAVIS INTERNATIONAL SERIES, INC.
(1933 Act No. 33-86578, 1940 Act No. 811-8870)
and
DAVIS VARIABLE ACCOUNT FUND, INC.
(1933 Act No. 333-76407, 1940 Act No. 811-9293)
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Arthur Don and Thomas Tays, and each of them, as the undersigned’s attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any document to be filed with the Securities and Exchange Commission and all other state or federal regulatory authorities, including but not limited to post-effective amendments to the registration statement under the Securities Act of 1933 and/or the Investment Company Act of 1940, whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith.. Each of the undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date listed below.
REGISTRANTS:
Davis New York Venture Fund, Inc.
Davis Series, Inc.
Davis Variable Account Fund, Inc.

By:	*Thomas S. Gayner Thomas S. Gayner	Date: December 14, 2010
Chairman of the Board of Directors
OFFICERS:

*Kenneth Eich Kenneth Eich	Date: December 14, 2010
Principal Executive Officer and Executive Vice President
of each Registrant

*Douglas Haines Douglas Haines	Date: December 14, 2010
Treasurer, Chief Financial Officer and Chief Accounting Officer
of each Registrant

DIRECTORS: (of each Registrant)

*Marc P. Blum Marc P. Blum	Date: December 14, 2010

*Andrew A. Davis Andrew A. Davis	Date: December 14, 2010

*Christopher C. Davis Christopher C. Davis	Date: December 14, 2010

*John Gates John Gates	Date: December 14, 2010

*Thomas S. Gayner Thomas S. Gayner	Date: December 14, 2010

*G. Bernard Hamilton G. Bernard Hamilton	Date: December 14, 2010

*Samuel H. Iapalucci Samuel H. Iapalucci	Date: December 14, 2010

*Robert P. Morgenthau Robert P. Morgenthau	Date: December 14, 2010

*Marsha Williams Marsha Williams	Date: December 14, 2010